CERTIFICATION UNDER SECTION 906
                        OF THE SARBANES-OXLEY ACT 0F 2002


Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of the Chartwell Dividend and Income Fund, Inc. (the "Registrant"), hereby certifies, to the best of his knowledge, that:


1. The Registrant's periodic report on Form N-CSR for the period ended November 30, 2003 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date: January 27, 2004                             /s/ G. Gregory Hagar
                                                   --------------------
                                                   Vice President
                                                   (principal financial officer)


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.